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                                                              Exhibit 15


                           ARTHUR ANDERSEN LLP



                       LETTER REGARDING UNAUDITED

                       INTERIM FINANCIAL INFORMATION

We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statement for the AMISYS Managed Care Systems, Inc. Directors' Stock Option Plan, its Form 10-Q for the quarter ended March 31, 1997 which includes our report dated April 16, 1997, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered to be a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Arthur Andersen LLP


Atlanta, Georgia
June 12, 1997


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